Exhibit 99

FOR IMMEDIATE RELEASE
July 15, 2021

Cintas Corporation Announces
Fiscal 2021 Fourth Quarter and Full Year Results

CINCINNATI, July 15, 2021 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2021 fourth quarter ended May 31, 2021. Revenue for the fourth quarter of fiscal 2021 was $1.84 billion compared to $1.62 billion in last year’s fourth quarter. Diluted earnings per share (EPS) were $2.47 in the fourth quarter of fiscal 2021, an increase of 83.0% from last year's fourth quarter diluted EPS of $1.35.

The organic revenue growth rate for the fourth quarter of fiscal 2021, which is adjusted for the impacts of acquisitions, divestitures, foreign currency exchange rate fluctuations and differences in the number of workdays, was 11.5%. The organic revenue growth rate for the Uniform Rental and Facility Services reportable operating segment was 13.7%. Organic revenue for the First Aid and Safety Services reportable operating segment declined 6.8%.

Gross margin for the fourth quarter of fiscal 2021 was $859.1 million compared to $707.8 million in last year’s fourth quarter. Gross margin as a percentage of revenue increased 310 basis points to 46.8% for the fourth quarter of fiscal 2021 compared to 43.7% in the fourth quarter of fiscal 2020.

Operating income for the fourth quarter of fiscal 2021 of $356.4 million increased 71.8% from last year’s fourth quarter operating income of $207.4 million. Operating income as a percentage of revenue increased 660 basis points to 19.4% in the fourth quarter of fiscal 2021 compared to 12.8% in the fourth quarter of fiscal 2020. Fiscal 2020 fourth quarter operating income was affected by many items caused by the COVID-19 pandemic including incremental allowances for doubtful accounts, inventory reserves, employee-partner termination costs, asset impairment charges, and lower incentive compensation expense.

Net income from continuing operations was $267.7 million for the fourth quarter of fiscal 2021, an increase of 85.2% from last year's fourth quarter net income from continuing operations of $144.6 million. Fourth quarter of fiscal 2021 diluted EPS was $2.47, an increase of 83.0% from last year's fourth quarter diluted EPS of $1.35.

During the fourth quarter of fiscal 2021 and our first quarter of fiscal 2022 to date, Cintas purchased $979.0 million of Cintas common stock under its buyback program. On June 15, 2021, Cintas paid shareholders $79.2 million in quarterly dividends in the aggregate.

For the fiscal year ended May 31, 2021, revenue was $7.12 billion compared to $7.09 billion for fiscal 2020. Diluted EPS for fiscal 2021 was $10.24 compared to $8.11 in fiscal 2020. For the fiscal year ended May 31, 2021, free cash flow, which is defined as net cash provided by operating activities less capital expenditures, was $1.22 billion, an increase of 14.7% compared to the fiscal year ended May 31, 2020.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "We are pleased with our fourth quarter financial results. They conclude a fiscal year of significant accomplishments. These include procuring hard-to-find and potentially lifesaving items such as facemasks and gloves, providing hygienically-cleaned healthcare scrubs and isolation gowns, and developing services including hand sanitizer dispensing and sanitizing spray services. Additionally, we improved shareholder returns by increasing the dollar amount of dividends paid and completing share repurchases. Finally, we issued our inaugural Environmental, Social and Governance, or ESG, report."

Mr. Schneider continued, “Our prospects for continued growth are great. Our value proposition is strong, and we have a vast total addressable market. Also, our continued investment in technology is a competitive advantage."

Mr. Schneider concluded, "For our fiscal 2022, we expect revenue to be in the range of $7.53 billion to $7.63 billion and diluted EPS to be in the range of $10.35 to $10.75. Please note the following regarding guidance:
•Our fiscal 2022 effective tax rate is expected to be in the range of 19.5% to 20.5% compared to a rate of 13.7% for fiscal 2021. The higher effective tax rate negatively impacts fiscal 2022 EPS guidance by about $0.85 and diluted EPS growth by about 800 basis points;
•Guidance does not include any future share buybacks or potential tax reform; and
•We remain in a dynamic environment that can continue to change. Our guidance contemplates a steadily improving economy absent any economic or pandemic-related setbacks."

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. The Company is also the creator of the Total Clean Program™ — a first-of-its-kind service that includes scheduled delivery of essential cleaning supplies, hygienically clean laundering, and sanitizing and disinfecting products and services. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2021 fourth quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including viral pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2020 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President - Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2021	May 31, 2020	% Change
Revenue:
Uniform rental and facility services	$1,466,868	$1,270,970	15.4%
Other	368,793	348,614	5.8%
Total revenue	1,835,661	1,619,584	13.3%

Costs and expenses:
Cost of uniform rental and facility services	766,441	716,602	7.0%
Cost of other	210,170	195,162	7.7%
Selling and administrative expenses	502,604	500,386	0.4%

Operating income	356,446	207,434	71.8%

Interest income	(98)	(196)	(50.0)%
Interest expense	24,551	25,952	(5.4)%

Income before income taxes	331,993	181,678	82.7%
Income taxes	64,271	37,093	73.3%
Net income	$267,722	$144,585	85.2%

Basic earnings per share	$2.53	$1.38	83.3%

Diluted earnings per share	$2.47	$1.35	83.0%

Basic weighted average common shares outstanding	105,143	103,758
Diluted weighted average common shares outstanding	107,726	106,231

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2021	May 31, 2020	% Change
Revenue:
Uniform rental and facility services	$5,689,632	$5,643,494	0.8%
Other	1,426,708	1,441,626	(1.0)%
Total revenue	7,116,340	7,085,120	0.4%

Costs and expenses:
Cost of uniform rental and facility services	2,983,514	3,055,145	(2.3)%
Cost of other	818,175	796,227	2.8%
Selling and administrative expenses	1,929,159	2,071,052	(6.9)%

Operating income	1,385,492	1,162,696	19.2%

Interest income	(467)	(988)	(52.7)%
Interest expense	98,210	105,393	(6.8)%

Income before income taxes	1,287,749	1,058,291	21.7%
Income taxes	176,781	181,931	(2.8)%
Income from continuing operations	1,110,968	876,360	26.8%
Loss from discontinued operations, net of tax	—	(323)	(100.0)%
Net income	$1,110,968	$876,037	26.8%

Basic earnings per share:
Continuing operations	$10.52	$8.36	25.8%
Discontinued operations	0.00	0.00	—%
Basic earnings per share	$10.52	$8.36	25.8%

Diluted earnings per share:
Continuing operations	$10.24	$8.11	26.3%
Discontinued operations	0.00	0.00	—%
Diluted earnings per share	$10.24	$8.11	26.3%

Basic weighted average common shares outstanding	104,874	103,816
Diluted weighted average common shares outstanding	107,707	107,012

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended
	May 31, 2021	May 31, 2020

Uniform rental and facility services gross margin	47.7%	43.6%
Other gross margin	43.0%	44.0%
Total gross margin	46.8%	43.7%
Net income margin	14.6%	8.9%

	Twelve Months Ended
	May 31, 2021	May 31, 2020

Uniform rental and facility services gross margin	47.6%	45.9%
Other gross margin	42.7%	44.8%
Total gross margin	46.6%	45.6%
Net income margin, continuing operations	15.6%	12.4%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of cash flow and workday adjusted revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2021	May 31, 2020
Net cash provided by operations	$1,360,740	$1,291,483
Capital expenditures	(143,470)	(230,289)
Free cash flow	$1,217,270	$1,061,194

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Growth on a Constant Workday Basis

	Three Months Ended			Twelve Months Ended
	May 31, 2021	May 31, 2020	Growth %	May 31, 2021	May 31, 2020	Growth %
	A	B	G	I	J	O
Revenue	$1,835,661	$1,619,584	13.3%	$7,116,340	$7,085,120	0.4%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	66	65		261	260

	E	F	H	M	N	P
Workday adjusted revenue growth	$1,807,848	$1,619,584	11.6%	$7,089,074	$7,085,120	0.1%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Acquisition, divestitures and foreign currency exchange impact, net			(0.1)%			0.1%

Organic growth			11.5%			0.2%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions, divestitures and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended May 31, 2021
Revenue	$1,466,868	$186,917	$181,876	$—	$1,835,661
Gross margin	$700,427	$80,294	$78,329	$—	$859,050
Selling and administrative expenses	$388,627	$64,964	$49,013	$—	$502,604
Interest income	$—	$—	$—	$(98)	$(98)
Interest expense	$—	$—	$—	$24,551	$24,551
Income (loss) before income taxes	$311,800	$15,330	$29,316	$(24,453)	$331,993

For the three months ended May 31,2020
Revenue	$1,270,970	$196,270	$152,344	$—	$1,619,584
Gross margin	$554,368	$90,389	$63,063	$—	$707,820
Selling and administrative expenses	$376,809	$57,599	$65,978	$—	$500,386
Interest income	$—	$—	$—	$(196)	$(196)
Interest expense	$—	$—	$—	$25,952	$25,952
Income (loss) before income taxes	$177,559	$32,790	$(2,915)	$(25,756)	$181,678

For the twelve months ended May 31, 2021
Revenue	$5,689,632	$784,291	$642,417	$—	$7,116,340
Gross margin	$2,706,118	$332,336	$276,197	$—	$3,314,651
Selling and administrative expenses	$1,480,278	$251,153	$197,728	$—	$1,929,159
Interest income	$—	$—	$—	$(467)	$(467)
Interest expense	$—	$—	$—	$98,210	$98,210
Income (loss) before income taxes	$1,225,840	$81,183	$78,469	$(97,743)	$1,287,749

For the twelve months ended May 31, 2020
Revenue	$5,643,494	$708,569	$733,057	$—	$7,085,120
Gross margin	$2,588,349	$338,661	$306,738	$—	$3,233,748
Selling and administrative expenses	$1,583,791	$231,769	$255,492	$—	$2,071,052
Interest income	$—	$—	$—	$(988)	$(988)
Interest expense	$—	$—	$—	$105,393	$105,393
Income (loss) before income taxes	$1,004,558	$106,892	$51,246	$(104,405)	$1,058,291

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	May 31, 2021	May 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$493,640	$145,402
Accounts receivable, net	901,710	870,369
Inventories, net	481,797	408,898
Uniforms and other rental items in service	810,104	770,411
Income taxes, current	22,282	—
Prepaid expenses and other current assets	133,776	114,619
Total current assets	2,843,309	2,309,699

Property and equipment, net	1,318,438	1,403,065

Investments	274,616	214,847
Goodwill	2,913,069	2,870,020
Service contracts, net	408,445	451,529
Operating lease right-of-use assets, net	168,532	159,967
Other assets, net	310,414	260,758
	$8,236,823	$7,669,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$230,786	$230,995
Accrued compensation and related liabilities	241,469	127,417
Accrued liabilities	518,910	456,653
Income taxes, current	—	27,099
Operating lease liabilities, current	43,850	43,031
Debt due within one year	899,070	—
Total current liabilities	1,934,085	885,195

Long-term liabilities:
Debt due after one year	1,642,833	2,539,705
Deferred income taxes	386,647	388,579
Operating lease liabilities	130,774	122,695
Accrued liabilities	454,637	498,509
Total long-term liabilities	2,614,891	3,549,488

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY 2021: 189,071,185 issued and 104,061,391 outstanding FY 2020: 186,793,207 issued and 103,415,368 outstanding	1,417,343	1,102,689
Paid-in capital	98,859	171,521
Retained earnings	7,877,015	7,296,509
Treasury stock: FY 2021: 85,009,794 shares FY 2020: 83,377,839 shares	(5,736,258)	(5,182,137)
Accumulated other comprehensive income (loss)	30,888	(153,380)
Total shareholders’ equity	3,687,847	3,235,202
	$8,236,823	$7,669,885

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2021	May 31, 2020
Cash flows from operating activities:
Net income	$1,110,968	$876,037

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	243,836	235,905
Amortization of intangible assets and capitalized contract costs	144,115	143,148
Stock-based compensation	112,035	115,435
Net gain on sale of operating assets	(22,030)	—
Long-lived asset impairment	5,114	9,220
Deferred income taxes	(42,242)	(16,252)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(32,576)	39,681
Inventories, net	(75,501)	(74,773)
Uniforms and other rental items in service	(35,659)	12,773
Prepaid expenses and other current assets and capitalized contract costs	(102,600)	(110,248)
Accounts payable	(2,604)	2,629
Accrued compensation and related liabilities	113,769	(26,476)
Accrued liabilities and other	(6,735)	49,906
Income taxes, current	(49,150)	34,498
Net cash provided by operating activities	1,360,740	1,291,483

Cash flows from investing activities:
Capital expenditures	(143,470)	(230,289)
Purchases of investments	(4,299)	(10,031)
Proceeds from sale of operating assets, net of cash disposed	31,705	13,300
Acquisitions of businesses, net of cash acquired	(10,038)	(53,720)
Other, net	(11,113)	(4,658)
Net cash used in investing activities	(137,215)	(285,398)

Cash flows from financing activities:
Payments of commercial paper, net	—	(112,500)
Repayment of debt	—	(200,000)
Proceeds from exercise of stock-based compensation awards	129,957	90,519
Dividends paid	(451,327)	(267,956)
Repurchase of common stock	(554,121)	(464,518)
Other, net	(4,377)	(752)
Net cash used in financing activities	(879,868)	(955,207)

Effect of exchange rate changes on cash and cash equivalents	4,581	(2,121)

Net increase in cash and cash equivalents	348,238	48,757
Cash and cash equivalents at beginning of year	145,402	96,645
Cash and cash equivalents at end of year	$493,640	$145,402